UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 1, 2007

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the Board of Directors (the “Board”) of Qwest Communications International Inc. (“Qwest” or the “Company” or “we” or “us” or “our”) has appointed John W. Richardson to the position of Executive Vice President and Chief Financial Officer effective as of the effective time of Oren G. Shaffer’s resignation as Vice Chairman and Chief Financial Officer.  On March 1, 2007, the Compensation and Human Resources Committee of our Board approved Mr. Richardson’s compensation for his new position.

Mr. Richardson will receive an annual base salary of $525,000 and a target bonus percentage of 150%. We will grant the following equity awards (the “Awards”) to Mr. Richardson on March 5, 2007: (i) a non-qualified option to purchase 257,000 shares of our common stock at an exercise price equal to the closing market price of our common stock on that date; and (ii) a restricted stock award equal to $977,500 divided by the closing market price of our common stock on that date (rounded to the nearest 1,000 shares). Each of the Awards will be granted under our Equity Incentive Plan and will vest generally as follows:

•                       The Awards will fully vest on March 5, 2010 if Mr. Richardson is employed by us on that date and if at any time after March 5, 2007 the average closing price of our common stock equals or exceeds the then applicable Share Price Target for any period of 90 consecutive trading days beginning on or after March 5, 2007.  The “Share Price Target” is originally $10.50 and will be adjusted downward for any dividends paid on our common stock and adjusted appropriately for any capital structure changes.  In addition, the Awards will fully vest prior to March 5, 2010 upon death, disability, termination of employment by Mr. Richardson for good reason or termination of employment by us without cause if either the 90-day performance condition with respect to Share Price Target has theretofore been satisfied or the average closing price of our common stock equals or exceeds the then applicable Share Price Target for a period of 22 or more consecutive trading days during the 30 consecutive trading days immediately prior to the date of death, disability or termination of employment.

•                       The Awards will fully vest prior to March 5, 2010 upon the closing of a merger, consolidation, asset sale, or similar transaction in which Qwest is not the surviving entity or in which Qwest is the surviving entity and Mr. Richardson is not offered a comparable position and compensation package.

To the extent not previously vested, the Awards will be immediately forfeited upon the earlier of a termination of employment for any reason whatsoever (unless the termination results in full vesting of the Awards) or March 5, 2010. If we grant future equity awards to Mr. Richardson prior to 2010, those awards will vest on the anniversary of their respective grant dates in 2010, subject to all terms and conditions of the applicable equity agreements.

Mr. Richardson will be entitled to severance benefits consistent with the benefits we provide generally to other employees at the executive vice president level.  Among other things:

•                       If we terminate Mr. Richardson’s employment without cause, we will pay him (i) an amount equal to 1½ times his annual base salary, payable over an 18-month period and (ii) a lump-sum amount equal to 1½ times his target annual bonus, payable at the end of the 18-month period.

•                       If we terminate Mr. Richardson’s employment without cause, or he terminates his employment for good reason, within 2 years following a change in control, we will pay him an amount equal to 3 times his annual base salary, plus 3 times his target annual bonus and a prorated bonus payment for the year of termination.

In either case, we will also pay Mr. Richardson’s premiums for continuing health care coverage under COBRA for up to 18 months, plus an amount necessary to cover any excise taxes to which he may be subject as a result of his severance benefits.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the text of the compensation agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Letter Agreement, dated March 2, 2007, between John W. Richardson and Qwest Services Corporation
Exhibit 10.2	Agreement, dated as of March 7, 2007, by and between John W. Richardson and Qwest Communications International Inc.
Exhibit 10.3	Severance Agreement, dated as of April 1, 2007, by and between John W. Richardson and Qwest Services Corporation

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are or were the subject of governmental investigations; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: March 7, 2007	By:	/s/ STEPHEN E. BRILZ
		Name:	Stephen E. Brilz
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Letter Agreement, dated March 2, 2007, between John W. Richardson and Qwest Services Corporation
Exhibit 10.2	Agreement, dated as of March 7, 2007, by and between John W. Richardson and Qwest Communications International Inc.
Exhibit 10.3	Severance Agreement, dated as of April 1, 2007, by and between John W. Richardson and Qwest Services Corporation